UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 13, 2007

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10905 Technology Place, San Diego, California		92127
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 946-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 13, 2007, the Company and Laurus Master Fund, Ltd. ("Laurus") entered into a Securities Purchase Agreement which provided for the loan of $750,000 to the Company evidenced by a Secured Promissory Note ("Note"), together with a Warrant to purchase 7,597,750 shares of Common Stock. The terms of this transaction provide for the following: 1) the Note accrues interest at the rate of the prime rate plus 2%, with interest payable monthly in arrears commencing on May 1, 2007, 2) the principal and all unpaid interest is due on April 13, 2008, 3) $250,000 of the loan proceeds are to be held in a restricted account until the satisfaction of certain stated minimum "burn rate" conditions and the achievement of certain business milestones, 4) The obligations under the Securities Purchase Agreement and Note are secured by the grant of a security interest in all of the Company’s assets, together with the benefit of security interests previously granted to secure other financing transactions with Laurus, 5) The Warrant has a term of ten years and an exercise price of $0.01 per share and contains a covenant by Laurus not to sell the shares issuable under the Warrant for a one year period following issuance of the Warrant, 6) the Company entered into a registration rights agreement providing for the filing of a registration statement covering the resale of the Warrant shares within six months after the closing of this transaction, and 7) the Company paid a fee of $26,250 to Laurus.

Item 3.02 Unregistered Sales of Equity Securities.

As reported more fully in Item 1.01 above and incorporated herein by reference, the Company issued a Warrant to Laurus to purchase 7,597,750 shares of common stock.

As reported more fully in Item 5.02 below and incorporated herein by reference, the Company issued shares of common stock as bonuses under a bonus plan adopted in February 2007.

These transactions were exempt under Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2007, the Compensation Committee of the Board of Directors approved the award of bonus shares under an executive bonus plan that was adopted on February 16, 2007 (and reported in a Form 8-K filed on February 21, 2007 (the "Executive Incentive Plan"). The Executive Incentive Plan provided for the award of shares upon the satisfaction of specific business milestones to be achieved by March 31, 2007. Out of the approved total pool of 230,000 shares of common stock, the following awards were approved for issuance to the following executive officers: Douglas Cheng – 20,000 shares, Robert Selzer – 25,000 shares and C. Neil Beer – 78,333 shares. In addition, a non-executive officer was awarded 40,000 shares.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

April 18, 2007	By:	C. Neil Beer

Name: C. Neil Beer
Title: Chief Executive Officer